EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT

Archer-Daniels-Midland Company
Subsidiaries of the Registrant
December 31, 2019

The following is a list of the Company's subsidiaries as of December 31, 2019, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as defined in Regulation S-X of the United States Securities and Exchange Commission (17 CFR 210.1-02(w)).

Entity Name	Country	Domestic Jurisdiction
ADM (Shanghai) Management Co. LTD	China
ADM (Thailand) Ltd	Thailand
ADM Ag Holdings Ltd - WIL - Singapore	British Virgin Islands
ADM Agriculture Limited	United Kingdom
ADM Agri-Industries Company - Canada	Canada
ADM Agro Iberica S. L. U.	Spain
ADM Agro Indust Latur and Vizag Pvt Ltd - India	India
ADM Agro Industries India Private Limited - India	India
ADM Agro Industries KOTA and AKOLA Pvt. Ltd.	India
ADM Agro SRL	Argentina
ADM Agroinvestimentos LTDA	Brazil
ADM Alliance Nutrition of Puerto Rico LLC - Puerto Rico	Puerto Rico
ADM Americas S de RL	Panama
ADM Andina Peru SRL - Peru	Peru
ADM Antwerp NV	Belgium
ADM Arkady Ireland Limited	Ireland
ADM Asia-Pacific Trading Pte. Ltd.	Singapore
ADM Australia Holdings I PTY Limited	Australia
ADM Bio Science And Technology (Tianjin) Co Ltd	China
ADM Bioproductos SA DE CV - Mexico	Mexico
ADM Caribbean, Inc	St. Lucia
ADM Chile Comercial LTDA - Chile	Chile
ADM Clinton Bioprocessing, Inc - US	United States	Iowa
ADM CZERNIN SA	Poland
ADM Direct Polska SP. ZO.O - Poland	Poland
ADM DO Brasil LTDA - Brazil	Brazil
ADM Dominican Holdings Inc.	United States	Delaware
ADM Dominicana SA - Dominican Republic	Dominican Republic
ADM Edible Bean Specialties, Inc - FKA Agri Sales Inc	United States	Michigan
ADM Europe HoldCo SL - Spain	Spain
ADM European Holdings LLC - US	United States	Delaware
ADM European Management Holding GMBH - Germany	Germany
ADM Export Co	United States	Delaware

Entity Name	Country	Domestic Jurisdiction
ADM Food Technology (Beijing) Co., Ltd.	China
ADM France	France
ADM Germany GmbH	Germany
ADM Grain River System Inc.	United States	Delaware
ADM Hamburg Aktiengesesllschaft - Germany	Germany
ADM Holding (Thailand) LTD	Thailand
ADM Holdings LLC	United States	Delaware
ADM Hungary Agro Trading LLC	Hungary
ADM Industries Centers Ltd	Israel
ADM International Holdings Inc	United States	Delaware
ADM International SARL - Switzerland	Switzerland
ADM Interoceanic LTD - Mauritius	Mauritius
ADM Investments LTD - Cayman	Cayman Islands
ADM Investor Services Inc	United States	Delaware
ADM Investor Services International LTD - UK	United Kingdom
ADM Ireland Receivables Company Limited	Ireland
ADM Japan Ltd	Japan
ADM Mainz GMBH - Germany	Germany
ADM MALBORK SA	Poland
ADM Medsofts Sarl	Switzerland
ADM Mexico Inc	United States	Delaware
ADM Mexico SA DE CV	Mexico
ADM Milling Co - US	United States	Minnesota
ADM Milling, LTD - UK	United Kingdom
ADM New Zealand Limited	New Zealand
ADM Olomouc S.R.O. - Czech Republic	Czech Republic
ADM Paraguay SRL - Paraguay	Paraguay
ADM Protexin Limited	United Kingdom
ADM Pura Limited - UK	United Kingdom
ADM Receivables, LLC	United States	Delaware
ADM Rice Inc	United States	Delaware
ADM Ringaskiddy Unlimited Company - Legal	Ireland
ADM Romania Logistics SRL	Romania
ADM Romania Trading SRL	Romania
ADM Specialty Ingredients - Europe BV - Netherlands	Netherlands
ADM Spyck GMBH - Germany	Germany
ADM Szamotuly SP Z O.O - Poland	Poland
ADM Trading Australia Pty. Ltd.	Australia
ADM Trading Co	United States	Illinois
ADM Transportation Company	United States	Delaware
ADM Trucking, Inc	United States	Delaware
ADM Vietnam CO., LTD	Vietnam
ADM WILD Europe GmbH and Co. KG	Germany

Entity Name	Country	Domestic Jurisdiction
ADM WILD Nauen GmbH	Germany
ADM Wild Netherlands BV	Netherlands
ADM WILD Valencia, S.A. - Spain	Spain
ADM Worldwide Holdings LP - Cayman	Cayman Islands
ADMIS Holding Co Inc.	United States	Delaware
ADMIS Hong Kong LTD - Hong Kong	Hong Kong
ADMIS Singapore Pte Limited	Singapore
Agri Port Services Investments Ltd.- Legal	Cayman Islands
Agri Port Services, LLC	United States	Delaware
Agricolas Madagascar SARLU	Madagascar
Agrinational Insurance Co	United States	Vermont
Agrograin LTD - Cayman	Cayman Islands
Alfrebro LLC	United States	Ohio
Alfred C Toepfer International Netherlands BV	Netherlands
American River Transportation Company LLC	United States	Delaware
Amylum Bulgaria EAD	Bulgaria
Amylum Nisasta Sanayi Ve Ticarek Anonim Sirketi	Turkey
Archer Daniels Midland (UK) Limited	United Kingdom
Archer Daniels Midland Asia Pacific, Ltd.	Hong Kong
Archer Daniels Midland Erith LTD - UK	United Kingdom
Archer Daniels Midland Europe BV - Netherlands	Netherlands
Archer Daniels Midland Europoort BV - Netherlands	Netherlands
Archer Daniels Midland Nederland BV - NL	Netherlands
Archer Daniels Midland Singapore PTE LTD - Singapore	Singapore
Arinos Unlimited - Trinidad	Trinidad
AT Holdings II Company	United States	Delaware
Balanceados Nova SA Balnova	Ecuador
Barbados Mills Limited - Barbados	Barbados
Bela Vista Bio Etanol Participacoes LTDA - Brazil	Brazil
Bern Aqua	Belgium
BioPolis SL	Spain
Chamtor - Legal	France
Ci ADM Colombia Ltda.	Colombia
Controladora ADM, Sa De Cv	Mexico
Crosswind Petfoods Inc.	United States	Kansas
Daavision BV	Netherlands
Eatem Corporation	United States	New Jersey
Epicore Bionetworks INC	Canada
Epicore Networks (USA) INC	United States	New Jersey
Erich Ziegler GmbH	Germany
Evialis France	France
Filozoo SRL	Italy

Entity Name	Country	Domestic Jurisdiction
Florida Chemical Company LLC	United States	Florida
Global Cocoa Holdings LTD	Cayman Islands
Golden Peanut and Tree Nut Seed SA (PTY) LTD	South Africa
Golden Peanut and Tree Nuts SA	Argentina
Golden Peanut Company LLC	United States	Georgia
GP Blanching, Inc.	United States	Georgia
Guyomarc'h - VCN Company Limited	Vietnam
Guyomarc'h Vietnam CO LTD	China
HFR Shipping Company Ltd - Marshal Islands	The Republic of the Marshall Islands
Holding P and A Asia Company Limited	Thailand
HRA Shipping Company Ltd - Marshal Islands	The Republic of the Marshall Islands
HTI Shipping Company Ltd - Marshal Islands	The Republic of the Marshall Islands
Invivo NSA Asia PTE LTD	Singapore
Invivo NSA Philippines Inc	Philippines
Jamaica Flour Mills Limited - Jamaica	Jamaica
Julius Meijer-Alpharma BV	Netherlands
LLC ADM Ukraine	Ukraine
Malta Industries SA de CV	Mexico
Malta-Texo De Mexico SA de CV	Mexico
Master Mix of Trinidad LTD - Trinidad	Trinidad
Medsofts Investment Co	Egypt
Medsofts L.L.C.	Egypt
Medsofts Trading Co	Egypt
Mepla Comercio e Navegacao Ltda - Brazil	Brazil
Naviera Chaco SRL - Paraguay	Paraguay
Neovia	France
Neovia Latina SL	Spain
Neovia Nutricao E Saude Animal LTDA	Brazil
North Star Shipping S.R.L.	Romania
NRG, Inc	United States	Illinois
P and A Marketing SA	Switzerland
Pancosma (Shanghai) Feed Additives CO LTD	China
Pancosma France SAS- Legal Entity	France
Pancosma SA	Switzerland
PJSC ADM Illichivsk - Imez - Ukraine	Ukraine
Premiere Agri Technologies of Mexico Inc	United States	Delaware
PT Wirifa Sakti	Indonesia
Pura Foods LTD - UK	United Kingdom
Rodelle Inc.	United States	Colorado
Sermix	France

Entity Name	Country	Domestic Jurisdiction
Setna Nutricion SA	Spain
Societe Industrielle Des Oleagineux - SIO - France	France
Southern Cellulose Products, Inc	United States	Tennessee
Soy Investors, LLC	United States	Iowa
Specialty Commodities, LLC	United States	North Dakota
Sul Mineira Alimentos LTDA	Brazil
SzSzV Kft	Hungary
Toepfer International Trading (Shanghai) Co., LTD.	China
Vantage Corn Processors LLC	United States	Illinois
WILD Amazon Flavors Ltda	Brazil
ADM WILD Ingredients GmbH	Germany
Wild Flavors International GmbH	Switzerland
Wild Flavors Singapore Pte. Ltd.	Singapore
Wild Flavors, Inc. - Legal	United States	Delaware
Wild Intermare GmbH	Germany
Wild Russia LLC	Russia
Wisium SA (PTY) LTD	South Africa